UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)_______January 31, 2005

TRW Automotive Holdings Corp.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-31970	81-0597059

(Commission File Number)	(IRS Employer Identification No.)

12001 Tech Center Drive, Livonia, Michigan	48150

(Address of Principal Executive Offices)	(Zip Code)

(734) 855-2600

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

As discussed below in Item 5.02, TRW Automotive Holdings Corp., a Delaware corporation (the “Company”) has elected Jody Miller as a member of both its Board of Directors and Audit Committee, effective May 1, 2005. In connection with this election, the Company has entered into a compensation agreement which provides Ms. Miller with an annual cash retainer of $35,000 per year, a meeting fee of $1,250 per Board and Committee meeting attended and an annual cash retainer as a member of the Audit Committee of $3,000. It is also expected that Ms. Miller will be awarded a grant of Two Thousand Two Hundred (2,200) Restricted Stock Units. Other terms and conditions are outlined in the offer letter attached hereto as Exhibit 10.1.

ITEM 3.01. NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING

On January 31, 2005, pursuant to Section 3.03A.12(b) of the New York Stock Exchange (“NYSE”) Rules, the Company notified the NYSE that the Company failed to comply with Section 303A.7(a) of the NYSE Rules related to the membership of the Audit Committee of the Board of Directors. Section 303A.7(a) requires that the audit committee of a listed company be comprised of a minimum of three members. In order to have complied with this rule, the Company must have added to its Audit Committee at least one additional director who meets the NYSE listing standards for independence within twelve months of the Company’s initial public offering (or February 2, 2005).

As Ms. Miller’s appointment (referenced above in Item 1.01 and below in Item 5.02) is not effective until May 1, 2005, the Company will not have a third independent director as a member of its Audit Committee by the required date of February 2, 2005. This noncompliance will be remedied as of May 1, 2005, when Ms. Miller will become a member of the Company’s Board of Directors and Audit Committee. The NYSE has informally notified the Company that although the Company is not in compliance with NYSE Rule 3.03A.7(a), the Company’s schedule for compliance is reasonable.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On January 31, 2005, the Company notified the NYSE regarding the election of Jody Miller to its Board of Directors effective May 1, 2005. Ms. Miller is 46 years old and will serve as a Class III director with a term expiring at the 2007 annual meeting of stockholders. Ms. Miller will join the Board as an independent director and will serve on the Audit Committee of the Board of Directors.

Since 2000, Ms. Miller has been a Venture Partner with Maveron, LLC. From 1995 to 1999, Ms. Miller held a variety of executive positions, including Executive Vice President and Acting President and Chief Operating Officer, at Americast, a digital video and interactive services partnership of Ameritech, BellSouth, GTE, SBC, SNET and The Walt Disney Company. Ms. Miller also served in the White House from 1993-1995 as Special Assistant to President Clinton, where she acted as Deputy to David Gergen, Counselor to the President. In 1995, Ms. Miller co-founded, and is a current Board Member of The National Campaign to Prevent Teenage Pregnancy.

See the disclosure under Item 1.01 above for the material terms of Ms. Miller’s compensation as a director.

The text of the press release announcing the election of Ms. Miller, which is attached as Exhibit 99.1, is incorporated by reference herein in its entirety.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

     (c) Exhibits.

Exhibit No.	Description

10.1	Letter to Jody Miller dated as of January 7, 2005 regarding compensation as a director.

99.1	Press release of TRW Automotive Holdings Corp. dated February 1, 2005 regarding the election of Ms. Jody Miller as a member of the Board of Directors.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRW AUTOMOTIVE HOLDINGS CORP.
Dated: February 1, 2005	By:	/s/ Joseph S. Cantie
Joseph S. Cantie
Executive Vice President and Chief Financial Officer

Index to Exhibits

Exhibit No.	Description

10.1	Letter to Jody Miller dated as of January 7, 2005 regarding compensation as a director.

99.1	Press release of TRW Automotive Holdings Corp. dated February 1, 2005 regarding the election of Ms. Jody Miller as a member of the Board of Directors.